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                                                                      EXHIBIT 40

                               Varlen Corporation
                              55 Shuman Boulevard
                                 P.O. Box 3089
                           Naperville, IL 60566-7089

                                                                    July 9, 1999

Amsted Industries Incorporated
44th Floor - Boulevard Towers South
205 North Michigan Avenue
Chicago, IL 60601

Gentlemen:

    1. You have requested information from Varlen Corporation (the "Company"), in connection with your consideration of a possible transaction between the Company or its stockholders and you. As a condition to your being furnished such information, you agree to treat any information (whether prepared by the Company, its advisors or otherwise, and whether oral or written) that is furnished to you or your representatives (which term shall include your directors, officers, partners, employees, agents, advisors and potential financing sources) by or on behalf of the Company (herein collectively referred to as the "Evaluation Material") in accordance with the provisions of this letter and to take or abstain from taking certain other actions herein set forth. The term "Evaluation Material" also shall include all notes, analyses, compilations, studies, interpretations or other documents (including electronic, magnetic or other forms of information storage), which contain, reflect or are based on, in whole or in part, the information furnished pursuant to this agreement. The term "Evaluation Material" does not include information that (i) is already in your possession, provided that such information is not known by you to be subject to another confidentiality agreement with or other obligation of secrecy to the Company or another party or (ii) becomes generally available to the public other than as a result of a disclosure by you or your representatives or (iii) becomes available to you on a non-confidential basis from a source other than the Company or its advisors, provided that such source is not known by you to be bound by a confidentiality agreement with or other obligation of secrecy to the Company or another party.

    2. You hereby agree that the Evaluation Material will be used solely for the purpose of evaluating a possible transaction between the Company or its stockholders and you, will not be used in any way detrimental to the Company, and will be kept confidential by you and your representatives; provided, however, that any of such information may only be disclosed to your representatives who need to know such information for the purpose of evaluating any such possible transaction between the Company or its stockholders and you and who agree with the Company in writing (such writing to be delivered to the Company prior to any disclosure) to keep such information confidential and to be bound by this agreement to the same extent as if they were parties hereto.

    3. You hereby acknowledge that you are aware, and that you will advise your representatives who are informed as to the matters which are the subject of this letter agreement, that the United States securities laws prohibit any person who has received from an issuer material, non-public information concerning the matters which are the subject of this letter from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.
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Amsted Industries Incorporated
July 9, 1999
Page 2

    4. In the event that you or your representatives receive a request to disclose all or any part of the information contained in the Evaluation Material under the terms of a valid and effective subpoena or order issued by a court of competent jurisdiction or by a governmental or regulatory body, you agree to (i) immediately notify the Company of the existence, terms and circumstances surrounding such a request, so that it may seek an appropriate protective order and/or waive your compliance with the provisions of this agreement (and, if the Company seeks such an order, to provide such cooperation as the Company shall reasonably request). If failing the entry of a protective order or the receipt of a waiver hereunder, you or your representative are, in the opinion of your counsel or representative's counsel ("Counsel"), as the case may be, compelled to disclose Evaluation Material under pain of liability for contempt or other censure or penalty, you or such representative as applicable may disclose only that portion of such information as is legally required without liability hereunder; provided, that you or such representative, as applicable, agree to exercise reasonable efforts to obtain assurance that confidential treatment will be accorded such information.

    5. In addition, without the prior written consent of the Company, you will not, and will cause your representatives not to, disclose to any person (other than your representatives who have entered into a confidentiality agreement with the Company regarding the Evaluation Material) either (i) the fact that Evaluation Material has been provided to you, (ii) the fact of any discussions or negotiations that take place concerning a possible transaction between the Company or its stockholders and you, or (iii) any of the terms, conditions or other facts with respect to any such possible transaction, including the status thereof, except that disclosure of such information may be made in a filing required by the Securities Exchange Act of 1934, as amended (the "Exchange Act") filed with the Securities and Exchange Commission if and to the extent, in the opinion of your Counsel, you are required to make such disclosure pursuant to the Exchange Act and the rules and regulations promulgated thereunder; provided that prior to any such disclosure, you shall first give the Company a reasonable opportunity to review the proposed disclosure and to comment thereon.

    6. Without your prior written consent, the Company will not, and will cause its representatives and advisors not to, disclose to any person either (i) the fact that Evaluation Material has been provided to you, (ii) the fact of any discussions or negotiations that take place concerning a possible transaction between the Company or its stockholders and you, or (iii) any of the terms, conditions or other facts with respect to any such possible transaction, including the status thereof, except that disclosure of such information may be made in a filing required by the Exchange Act filed with the Securities and Exchange Commission if and to the extent, in the opinion of the Company's legal counsel, the Company is required to make such disclosure pursuant to the Exchange Act and the rules and regulations promulgated thereunder; provided that prior to any such disclosure, the Company shall first give you a reasonable opportunity to review the proposed disclosure and to comment thereon.

    7. You hereby acknowledge that the Evaluation Material is being furnished to you in consideration of your agreement that for a period of forty-five (45) days from the date hereof you and your affiliates (as defined in Rule 12b-2 under the Exchange Act) will not (and you and they will not assist, provide or arrange financing to or for others or encourage others to), directly or indirectly, acting alone or in concert with others, unless specifically requested in writing in advance by the Board of Directors of the Company:

        (1) accept for payment or pay for any shares of the Company pursuant to thetender offer for all the outstanding shares of the Company commenced by you on May 24, 1999 (the "Offer"),

        (2) apart from the Offer, which shall be governed by the preceding subparagraph, acquire or agree, offer, seek or propose to acquire (or request permission to do so), ownership (including, but not limited to, beneficial ownership as defined in Rule 13d-3 under the Exchange Act) of any of the assets or businesses of the Company or any securities issued by the Company, or any rights or options
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Amsted Industries Incorporated
July 9, 1999
Page 3

    to acquire such ownership (including from a third party), or make any public announcement (or request permission to make any such announcement) with respect to any of the foregoing,

        (3) seek or propose to convene a special meeting of the stockholders of the Company, or to influence or control the management or the policies of the Company, or to obtain representation on the Company's Board of Directors, or to solicit or participate in the solicitation of, any proxies or consents with respect to any securities of the Company, or make any public announcement with respect to any of the foregoing or request permission to do any of the foregoing,

        (4) take any action which might require the Company to make a public announcement regarding the types of matters set forth in subparagraphs (1),
    (2) and (3) above,

        (5) enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing, or

        (6) seek to have the Company amend or waive any provision of this paragraph (the "Standstill Paragraph").

    8. You hereby acknowledge that the Evaluation Material is being furnished to you also in consideration for your agreement that, for the period beginning on the date of this letter agreement and ending one (1) year from the date of this agreement that neither you nor any of your affiliates (as such term is defined in Rule 12b-2 under the Exchange Act) will solicit to employ any of the officers or key employees of the Company, without obtaining prior written consent of the Company (it being understood that any newspaper or other public solicitation not directed specifically to such person shall not be deemed to be a solicitation for purposes of this provision), provided that this paragraph shall not prohibit you or your affiliates from discussing employment opportunities with, or hiring, any officer or key employee of the Company who initiates such discussions with you or your affiliate.

    9. The Company agrees that it will not enter into a confidentiality agreement with another party which contains standstill provisions materially more favorable to such third party than those set forth in the Standstill Paragraph (including such an agreement that omits in its entirety provisions comparable thereto), unless the Company also offers you substantially similar provisions.

    10. If at any time during such period you are approached by any third party concerning your or their participation in a transaction involving the assets or businesses of the Company or securities issued by the Company, you will promptly inform the Company of the nature of such contact and the parties thereto.

    11. Although the Company has endeavored to include in the Evaluation Material information which it believes to be relevant for the purpose of your investigation, you understand that neither the Company nor any of its representatives or advisors have made or make any representation or warranty as to the accuracy or completeness of the Evaluation Material. You agree that neither the Company nor its representatives or advisors shall have any liability to you or any of your representatives resulting from the use or contents of the Evaluation Material or from any action taken or any inaction occurring in reliance on the Evaluation Material.

    12. At the request of the Company or in the event that you do not proceed with a transaction which is the subject of this letter, you and your representatives shall destroy or redeliver to the Company all Evaluation Material and any other material (whether written or stored electronically, magnetically or by any other means of information storage) containing or reflecting any information in the Evaluation Material (whether prepared by the Company, its advisors, agents or otherwise) and will not retain any copies, extracts or other reproductions in whole or in part of such material. Such destruction or redelivery to the Company of all Evaluation Material pursuant to the preceding sentence shall be certified in writing to the Company an authorized officer with knowledge of such action. All material prepared by you or your
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Amsted Industries Incorporated
July 9, 1999
Page 4

representatives based on information in the Evaluation Material shall be destroyed, and such destruction shall be certified in writing to the Company by an authorized officer supervising such destruction.

    13. It is further understood and agreed that no failure or delay by the Company in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder. The agreements set forth in this letter may be modified or waived only by a separate writing by the Company and you expressly so modifying or waiving such agreements.

    14. You agree that unless and until a definitive agreement between the Company and you with respect to any transaction referred to in the first paragraph of this letter has been executed and delivered, neither the Company nor you will be under any legal obligation of any kind whatsoever with respect to such a transaction by virtue of this or any written or oral expression with respect to such a transaction by any of its directors, officers, employees, agents or any other representatives or its advisors except for the matters specifically agreed to in this letter. You further agree (i) that the Company shall have no obligation to authorize or pursue with you or any other party any transaction referred to in the first paragraph of this letter and you understand that the Company has not, as of the date hereof, authorized any such transaction and (ii) that the Company and its representatives shall be free to conduct any process for any transaction involving the Company if and as they in their sole discretion shall determine (including, without limitation, negotiating with any other interested parties and entering into a definitive agreement without prior notice to you or any other person) and that any procedures relating to such process or transaction may be changed at any time without notice to you or any other person.

    15. The parties hereto acknowledge that money damages are an inadequate remedy for breach of this letter agreement because of the difficulty of ascertaining the amount of damage that will be suffered by the Company in the event that this agreement is breached. Therefore, you agree that the Company may obtain specific performance of this agreement and injunctive relief against any breach hereof. In the event of litigation relating to this letter agreement, if a court of competent jurisdiction determines that you or any of your representatives has breached this letter agreement, then you shall be liable to the Company for the reasonable legal fees and costs incurred by the Company in connection with such litigation, including any appeal therefrom.

    16. If any term, provision, covenant or restriction of this letter agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

    17. Except as specified elsewhere herein, the terms of this letter agreement will remain in force until the date that is two years from the date hereof.

    18. This letter agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute the same agreement and shall become a binding agreement when one or more counterparts have been signed by each party and delivered to the other party, thereby constituting the entire agreement among the parties pertaining to the subject matter hereof. This letter agreement supercedes all prior and contemporaneous agreements, understandings and representations, whether oral or written, of the parties in connection herewith. No covenant or condition or representation not expressed in this letter agreement shall affect or otherwise be effective to interpret, change or restrict this letter agreement. No prior drafts of this letter agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action, suit or other proceeding involving this letter agreement. This letter agreement shall be deemed to have been mutually prepared by the parties and shall not be construed against any of them by reason of authorship. This letter agreement may not be changed or terminated orally, nor shall any change, termination or attempted waiver of any of
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Amsted Industries Incorporated
July 9, 1999
Page 5

the provisions of this letter agreement be binding on any party unless in writing signed by the parties hereto. No modification, waiver, termination, rescission, discharge or cancellation of this letter agreement and no waiver of any provision of or default under this letter agreement shall affect the right of any party thereafter to enforce any other provision or to exercise any right or remedy in the event of any other default, whether or not similar.

    19. This letter shall be governed by, and construed in accordance with, the laws of the State of Delaware. All disputes related to this agreement shall be heard exclusively in the courts of the State of Delaware and the parties agree to submit to the jurisdiction of courts of the State of Delaware for purposes of resolving any such disputes.

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                                                Very truly yours,

                                                VARLEN CORPORATION
                                                (by Morgan Stanley & Co. Incorporated)

                                                By:        /s/ FRANCIS J. OELERICH III
                                                           --------------------------------------
                                                           Francis J. Oelerich III
                                                           Managing Director
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Confirmed and Agreed to:

AMSTED INDUSTRIES INCORPORATED

By: /s/ THOMAS C. BERG
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Title: VP, General Counsel, Secretary